SUB-ITEM 77 Q1
(e)

Amendment #1 to
EXHIBIT C
to the
Management Contract

Federated Mid-Cap
Index Fund
(formerly Mid-Cap
Fund)

This Amendment #1 to
Exhibit C to the
Management Contract
between Federated
Equity Management
Company of
Pennsylvania (formerly
Federated
Management) and
Federated Index Trust,
approved at a board
meeting on May 17,
2013, shall become
effective as of June 24,
2013.

Exhibit C to the
Management Contract
is amended and restated
in its entirety as
follows:

1.  On behalf of the
Trust and the Fund,
Federated Management
will provide (or will
cause to be provided)
facilities, equipment
and personnel to:

		a.  prepare,
file, and maintain the
Trust?s governing
documents, including
the Declaration of Trust
(which has already been
prepared and filed), the
By-laws, minutes of
meetings of Trustees
and shareholders, and
proxy statements for
meeting of
shareholders;

		b.  prepare
and file with the
Securities and
Exchange Commission
and the appropriate
state securities
authorities the
registration statements
for the Trust and the
Trust?s shares and all
amendments thereto,
reports to regulatory
authorities and
shareholders,
prospectuses, proxy
statements, and such
other documents as may
be necessary or
convenient to enable
the Trust to make a
continuous offering of
its shares;

		c.  prepare,
negotiate, and
administer contracts on
behalf of the Trust with,
among others, the
Trust?s distributor,
custodian, and transfer
agent;

		d.  supervise
the Trust?s custodian in
the maintenance of the
Trust?s general ledger
and in the preparation
of the Trust?s financial
statements, including
oversight of expense
accruals and payments,
of the determination of
the net asset value of
the Trust?s assets and of
the Trust?s shares, and
of the declaration and
payment of dividends
and other distributions
to shareholders;

		e.  calculate
performance data f the
Trust for dissemination
to information services
covering the investment
company industry;

		f.  prepare
and file the Trust?s tax
returns;

		g.  examine
and review the
operations of the
Trust?s custodian and
transfer agent;

		h.
coordinate the layout
and printing of publicly
disseminated
prospectuses and
reports;

		i.  perform
internal audit
examinations in
accordance with a
charter to be adopted by
the Trust;

		j.  assist
with the design,
development, and
operation of the Trust;

		k.  provide
individuals reasonably
acceptable to the
Trust?s Board of
Trustees for
nomination,
appointment or election
as officers of the Trust
who will be responsible
for the management of
certain of the Trust?s
affairs as determined by
the Trust?s Board of
Trustees; and

		l.  advise the
Trust and its Board of
Trustees on matters
concerning the Trust
and ifs affairs.

2.  For all services
provided under this
Contract, Federated
Management will
receive an annual fee in
an amount equal to 0.30
of 1% on an annualized
basis of net assets under
management.  Such fee
shall accrue and be paid
daily.

Witness the due
execution hereof this
1st day of June, 2013.


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